Air T, Inc. Announces Closing of Regional Express Acquisition MINNEAPOLIS, MN – December 18, 2025 – Air T, Inc. (NASDAQ: AIRT) is pleased to announce the successful closing of its acquisition of Regional Express Holdings Limited (Rex), Australia's leading regional airline. Air T now owns 100% of Rex and looks forward to beginning a new chapter for Rex and the regional communities it serves across Australia. The transaction includes a comprehensive financing structure designed to support Rex's operations and future growth: • Air T is providing a $50 million AUD credit facility that is funded by one of our investor partners. We anticipate that Rex will use this facility to bring its fleet fully back into service, from approximately 31 flyers currently to 45 flyers within the next two years. • The Commonwealth of Australia will continue to be a secured creditor of Rex. • Rex will have access to an additional undrawn $60 million AUD loan from the Commonwealth of Australia to support the overhaul of its current fleet of Saab 340s and general operations. This financing arrangement reflects the collaborative approach taken by Air T, the Commonwealth of Australia, and other stakeholders to assure Rex thrives for the long-term and continues to service regional Australians. A strong Rex is good for Australia. "We are excited to welcome Rex to Air T and to continue the important work of strengthening regional aviation in Australia," said Nick Swenson, Chief Executive Officer of Air T, Inc. "Rex serves communities that depend on reliable air service, and we are committed to ensuring the airline operates on a sustainable basis for the long term. This acquisition aligns with our strategy of investing in essential aviation businesses with strong fundamentals, great management teams and meaningful roles in their markets." Neville Howell, Chief Executive Officer of Regional Express commented, “The acquisition by Air T marks not just the resolution of a challenging chapter, but the beginning of a revitalised one. It is the outcome of disciplined planning, principled decision-making and an unwavering commitment to the regional communities we exist for. With renewed strength and clarity, we move forward, not defined by the turbulence behind us, but by the possibilities ahead. As we move forward, we will remain true to our core. We are an airline with a responsibility to connect Australians, and we will approach this next chapter with the same pragmatism, care and resolve that guided us through the challenges behind us. This partnership does not redefine Rex. It strengthens our capacity to honour the purpose that has always defined us; to serve the regions that built us, with our heart firmly in the country.” Air T and Rex are grateful for the support and collaboration of the Administrators, the Commonwealth of Australia, Rex's creditors, and all stakeholders throughout this process.

NOTE REGARDING STAKEHOLDER QUESTIONS If you have questions related to this release or other Air T matters, please use our interactive Q&A capability, through Slido.com, accessible from our website, to submit your questions. We intend to keep that link open and available for shareholder questions. Questions submitted through Slido will be answered "live" and in writing at our Annual Meeting, and via a written response on a quarterly basis. Note that legal and pragmatic requirements restrict us from answering every question posted, yet we intend to address all reasonable and relevant questions with a written answer. ABOUT AIR T, INC. Established in 1980, Air T Inc. is a portfolio of powerful businesses and financial assets, each of which is independent yet interrelated. Its core segments are overnight air cargo, ground equipment sales, commercial jet engines and parts, and corporate and other. We seek to expand, strengthen and diversify Air T's after-tax cash flow per share. Our goal is to build Air T's core businesses, and when appropriate, to expand into adjacent and other industries. We seek to activate growth and overcome challenges while delivering meaningful value for all stakeholders. For more information, visit www.airt.net. ABOUT REX Established in 2002, Rex is Australia’s largest independent regional airline serving regional and remote communities throughout all states in Australia. Rex has the world’s largest fleet of Saab 340 aircraft operating over 1,000 flights per week. In addition to the airline, the Rex Group includes two professional pilot training campuses, the Australian Airline Pilot Academy (AAPA) in Wagga Wagga, NSW and Ballarat, VIC and the propeller maintenance overhaul facility, the Australian Aerospace Propeller Maintenance (AAPM) based in Dingley, VIC. CONTACT Tracy Kennedy tkennedy@airt.com FORWARD-LOOKING STATEMENTS Certain statements in this press release are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the Company's financial condition, results of operations, plans, objectives, future performance and business. Forward- looking statements include those preceded by, followed by or that include the words "believes", "pending", "future", "expects," "anticipates," "estimates," "depends" or similar expressions. These forward-looking statements involve risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements, because of, among other things, potential risks and uncertainties, such as: • An inability to finance our operations through bank or other financing or through the sale of issuance of debt or equity securities; • Economic and industry conditions in the Company's markets; • The risk that contracts with FedEx could be terminated or adversely modified; • The risk that the number of aircraft operated for FedEx will be reduced; • The risk that GGS customers will defer or reduce significant orders for deicing equipment; • The impact of any terrorist activities on United States soil or abroad; • The Company's ability to manage its cost structure for operating expenses, or unanticipated capital requirements, and match them to shifting customer service requirements and production volume levels; • The Company's ability to meet debt service covenants and to refinance existing debt obligations; • The risk of injury or other damage arising from accidents involving the Company's overnight air cargo operations, equipment or parts sold and/or services provided; • Market acceptance of the Company's commercial and military equipment and services; • Competition from other providers of similar equipment and services; • Changes in government regulation and technology; • Changes in the value of marketable securities held as investments; • Mild winter weather conditions reducing the demand for deicing equipment; • Market acceptance and operational success of the Company's commercial jet engines and parts segment or its aircraft asset management business and related aircraft capital joint venture; and • Despite our current indebtedness levels, we and our subsidiaries may still be able to incur substantially more debt, which could further exacerbate the risks associated with our substantial leverage. A forward-looking statement is neither a prediction nor a guarantee of future events or circumstances, and those future events or circumstances may not occur. We are under no obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.